UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2019

Vanguard Natural Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33756	80-0411494
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
 5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 Emerging growth company ☐
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Andrew E. Schultz as Director

On February 8, 2019, pursuant to a written consent of stockholders, stockholders of Vanguard Natural Resources, Inc. (the “Company”) owning a majority of the issued and outstanding shares of common stock of the Company, par value $0.001 per share, entitled to vote thereon, elected Andrew E. Schultz to fill a vacancy on the board of directors of the Company (the “Board”) to serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. Mr. Schultz was appointed to serve as a member of the Compensation Committee.

In consideration for his service on the Board, and in accordance with the Board’s compensation policy for non-employee directors, Mr. Schultz will receive a cash payment of $200,000, payable in advance, subject to full clawback in connection with certain terminations of his service prior to December 31, 2019.

Mr. Schultz is a managing member of Woodbine Consulting, LLC and a member of Holding Capital Group, a private equity firm, with a varied career combining an operational, legal and financial background. His past professional experience includes being a founder and CEO of Radiology Billing Associates, a third party medical billing and transcription business, an associate attorney at Cummings & Lockwood, concentrating in healthcare and general corporate matters, and a vice-president and general counsel of Greenwich Hospital. Mr. Schultz has extensive experience serving on boards of directors and has served as board chairman or director on numerous public and private boards of directors with an extensive track-record of driving value added returns for all stakeholders through governance, incentive alignment, capital markets transactions and mergers and acquisitions. Mr. Schultz currently serves on the board of directors of Algoma Steel, Inc., BBK Worldwide, LLC, Innovative Fixture Solutions, LLC (where he chairs the audit committee), Legacy Cabinets, Inc. (where he chairs the board of directors), Mori Lee, LLC, Physician’s Weekly, LLC (where he is the board executive chairman), School Specialty, Inc. (where he chairs the audit committee), and Sierra Hamilton, LLC (where he chairs the compensation committee). Mr. Schultz previously served on the board of directors of Western Kentucky Coal Resources, LLC, TEN: The Enthusiast Network (formerly, Source Interlink Companies, Inc.), Bankruptcy Management Solutions, Inc., and PSI, LLC. Mr. Schultz holds a Bachelor of Arts in Economics and in Geography from Clark University and a Juris Doctor from Fordham University School of Law.

There were no arrangements or understandings between Mr. Schultz and any other person pursuant to which he was selected as a director.  Mr. Schultz does not have a relationship with the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities and Exchange Act of 1934, as amended.

Item 5.07. Submission of Matters to a Vote of Security Holders

(d) Election of New Directors

The information disclosed under Item 5.02 of this report is incorporated by reference into this Item 5.07.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, INC.

Dated: February 8, 2019	By:	/s/ Jonathan C. Curth
		Name:	Jonathan C. Curth
		Title:	General Counsel and Secretary